Exhibit 107
Calculation of Filing Fee Table

Form S-8
(Form Type)

AppFolio, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(4)
Equity	Class A common stock, par value $0.0001 per share	457(c), 457(h)	485,272	$118.83	$57,664,872	0.0001102	$6,354.67
Total Offering Amounts					$57,664,872		$6,354.67
Total Fee Offsets							N/A
Net Fee Due							$6,354.67

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s Class A common stock that become issuable under the AppFolio, Inc. 2015 Stock Incentive Plan (the “2015 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Class A common stock, par value $0.0001 per share, of the registrant (the “Class A Common Stock”).
(2)The number of shares of the Class A Common Stock available for issuance under the 2015 Plan is subject to an automatic annual increase on January 1 of each calendar year, beginning in 2016 and continuing through 2025, in an amount equal to the lesser of (i) the number of shares of the Class A Common Stock subject to awards granted under the 2015 Plan during the immediately preceding calendar year, and (ii) the number of shares of the Class A Common Stock determined by the registrant’s board of directors (the “Board”). The 485,272 shares of Class A Common Stock registered hereunder were authorized as of January 1, 2023 pursuant to the annual increase provisions described above.
(3)Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $118.83 per share, which is the average of the high and low prices of the Class A Common Stock as reported on the NASDAQ Global Market on February 3, 2023.
(4)The Registrant does not have any fee offsets.